[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.28

EXCLUSIVE LICENSE AGREEMENT

for INSTITUTIONS’ TECHNOLOGY

“Compositions & Methods for Altering Second Messenger Signaling”

Reference Numbers:

Rutgers: L2015-0995_LFSC

Rockefeller: RU 1136

University of Bonn: V-20141215-0766

MSK: SK2014-1899

Exhibit A	LICENSED RIGHTS – PATENT RIGHTS AND KNOW-HOW

Exhibit B	KNOW-HOW

Exhibit C	ADURO PROPRIETARY CYCLIC DINUCLEOTIDE STRUCTURES

Exhibit D	DEVELOPMENT PLAN

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

-i-

This Exclusive License Agreement is effective as of December 18, 2014 (“Effective Date”), and is by and between Memorial Sloan Kettering Cancer Center, a New York not-for-profit corporation with principal offices at 1275 York Avenue, New York, NY 10065 (“MSK”), The Rockefeller University, a New York not-for-profit corporation with principal offices at 1230 York Avenue, New York, NY 10065, Rutgers, The State University of New Jersey, having its statewide Office of Technology Commercialization at 3 Rutgers Plaza, New Brunswick, New Jersey 08901, and University of Bonn (“UB”), all of which will be collectively referred to as “INSTITUTIONS” and Aduro Biotech, Inc., a corporation with principal offices located at 626 Bancroft Way, #3C, Berkeley, CA 94710 (“LICENSEE”). INSTITUTIONS and LICENSEE are sometimes referred to singly as “Party” and collectively as “Parties”.

WITNESSETH

WHEREAS, the INSTITUTIONS are the sole owners of certain Licensed Rights (as later defined herein) associated with technology relating to unique chemical linkages in compounds that alter second messenger signaling (hereinafter defined as “Technology”) and has the right to grant licenses under said Licensed Rights; and

WHEREAS, the INSTITUTIONS desire to have the Licensed Rights utilized in the public interest and is willing to grant a license to its interest thereunder; and

WHEREAS, LICENSEE seeks to commercially develop the Licensed Rights through a thorough, vigorous and diligent program of exploiting the Licensed Rights whereby public utilization shall result therefrom;

WHEREAS, the Licensed Rights were developed, at least in part, by Dr. Thomas Tuschl, an employee of the Howard Hughes Medical Institute (“HHMI”) at his laboratory at The Rockefeller University;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1 “Affiliate” as used herein in either singular or plural means, with respect to a party, any corporation, company, partnership, joint venture or other entity, which directly or indirectly: (a) Controls, is Controlled by or is under common Control with the specified entity; or (b) both (i) owns, is owned by, or is under common ownership with the specified entity, in whole or in part, and (ii) conducts business under a trade identifier of the specified entity, with the authorization of the specified entity. For purposes of this definition, “Control” of an entity means the direct or indirect ownership or control of at least fifty percent (50%) of the right to direct or cause the direction of the policies and management of such person or entity, whether by the ownership of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

stock, by contract or otherwise. In any jurisdiction where 50% control is not permitted by applicable law, the “greater than 50%” threshold shall be deemed satisfied by the possession of substantially the maximum percentage allowable in such jurisdiction. The term “control” wherever used in this Agreement shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the equity capital.

1.2 “Agreement” means this Exclusive License Agreement between the Parties effective on the Effective Date.

1.3 “Confidential Information” shall mean all confidential and proprietary information disclosed by one Party to the other Party regarding the Technology, including any uses, processes, methods, formulations, clinical data, test results, research and development plans, pricing policies, business plans, sales, information relating to customer identities, characteristics and agreements, financial information and projections, work in progress, future development, marketing, and investors whether in oral, graphic, electronic or any other media or form. The Confidential Information of LICENSEE shall include the existence and terms of this Agreement. “Confidential Information” shall not include information: (a) which is now, or becomes in the future, public knowledge other than through acts or omissions of receiving party; (b) which is lawfully obtained by the receiving party without a confidentiality restriction and without breach of this Agreement from a source other than a party hereto; or (c) which the receiving party can demonstrate was independently developed by employees of the receiving party having no knowledge of the Confidential Information. The Confidential Information of UB shall be deemed to include all related Confidential Information disclosed by the employees of PROvendis GmbH in connection with this Agreement.

1.4 “Contract Quarter-Year” shall mean the three month periods ending on March 31, June 30, September 30 and December 31 of each year.

1.5 “Field of Use” shall mean therapeutic and/or prophylactic use in humans.

1.6 “First Commercial Sale” means the first commercial sale of a Licensed Product in a country in the Territory, which product is sold as part of commercialization effort. Licensed Product provided for: (i) clinical study purposes; (ii) compassionate use; (iii) similar uses by a limited number to support regulatory approval (provided that the Licensed Product is not otherwise generally available for purchase in such country); and (iv) early access programs; shall not constitute a First Commercial Sale.

1.7 “Know-How” means the proprietary and confidential know-how, skills, data, techniques, knowledge, protocols, regulatory filings, assays, results of experimentation and testing, inventions, methods and other information, whether or not patentable, existing prior to the Effective Date of this Agreement as described in Exhibit B and that are necessary for the commercial exploitation of the Patent Rights.

1.8 “Licensed Rights” shall mean Know-How and Patent Rights.

1.9 “Licensed Products” means any product or component (whether alone or in combination with other products or ingredients) thereof (i) the making, using, selling or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

importation of which is covered, in whole or in part, by a Valid Claim, or (ii) which is manufactured using Know-How. For purposes of clarity, Licensed Product refers only to a product that incorporate INSTITUTIONS’ proprietary chemical linkages described in the Licensed Rights in LICENSEE’S compounds contained in Exhibit C.

1.10 “Net Sales” means LICENSEE’S and its Sublicensees’ invoiced sales price for Licensed Products less the sum of the following: a) discounts actually allowed and granted; b) credits, rebates, or allowances actually granted; c) freight out, postage, shipping and insurance charges; e) bad debts and uncollectible receivables; provided that, in any calendar year, such deduction will not exceed [ * ] of the total billings for sales of Licensed Products sold in that year; and (f) any other deductions permitted under U.S. generally accepted accounting principles.

No deductions shall be made for commissions paid to commercial sales force members whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, provided that LICENSEE shall not be responsible for paying royalty on any amounts paid or payable to wholesalers and distributors for the Licensed Product.

Licensed Products shall be considered sold when billed and invoiced.

Customary distribution of samples of Licensed Product by LICENSEE or Affiliates shall not be included in any calculation of Net Sales provided that the total volume of samples of Licensed Products distributed is less than [ * ] of the total volume of Licensed Products sold.

Net Sales of a Combination Product in a country shall be calculated in accordance with Section 5.1(b)(i).

Net Sales shall not accrue in respect of Licensed Product used for charitable uses or Licensed Product used for development, community access programs, and sampling.

1.11 “Other Consideration” shall mean any payments received by LICENSEE or its Affiliates from a Sublicensee(s) to the extent attributable specifically to the grant of a Sublicense to the Patent Rights [ * ], but not including royalties; purchases of equity or debt except to the extent the purchase price is more than [ * ] of fair market value.

1.12 “Patent Rights” shall mean rights in all of the following intellectual property owned by INSTITUTIONS:

(a) the United States patent applications listed in Exhibit A;

(b) any United States and foreign patents, utility models, inventors certificates, invention registrations, continuing applications, divisional applications, substitutions, and equivalents thereof in any jurisdiction, that claim priority to the provisional applications listed in Exhibit A;

(c) any United States and foreign patents issued from the applications listed in Exhibit A, and from divisionals and continuations of these applications;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) continuation-in-part applications, and equivalents thereof in any jurisdiction anywhere in the world, and any United States and foreign patents issued therefrom, in each case solely regarding claims in such filings that are entitled to the filing date of the patent applications in (a) and are directed to subject matter specifically described in the applications in Exhibit A; and

(e) any reissues, re-examinations or extensions of patents described in (a), (b), or (c); and any reissues, re-examinations or extensions of patents described in (d) solely regarding claims that are directed to subject matter specifically described in the applications listed in Exhibit A.

1.13 “Royalty Term” shall mean with respect to a given country in the Territory, the period beginning on the First Commercial Sale of Licensed Product in such country and ending on the later of: (a) expiration of the last Patent Right covering such Licensed Product in such country or (b) ten (10) years from the First Commercial Sale in such country.

1.14 “Royalty Year” shall mean each twelve (12) month period commencing January 1 and ending December 31 during the term of this Agreement. For the first year of this Agreement, the Royalty Year shall be the period of time between the signing of the Agreement and December 31.

1.15 “Sublicense” means the license from LICENSEE to a non-affiliated third party some or all of the Licensed Rights. For clarity, any licenses granted to a third party in order to enable LICENSEE or its Affiliates or a Sublicensee to develop or commercialize Licensed Product or to otherwise fulfill its obligations hereunder shall not be considered a Sublicense. Examples of the foregoing shall include, without limitation, licenses to contract manufacturers and wholesalers and distributors but shall not include sublicenses of Licensed Rights from Licensee to a third party bona fide collaborator or third party bona fide Licensed Product development and commercialization partner in exchange for a payment to LICENSEE or material Other Consideration.

1.16 “Sublicensee” means any business entity to which a Sublicense is granted under Section 3.1.

1.17 “Term” shall mean the term of this Agreement which begins on the Effective Date and expires on the date of the expiration of the last Royalty Term for any Licensed Product, unless earlier terminated pursuant to the Article 16 of this Agreement.

1.18 “Territory” shall mean worldwide.

1.19 “Valid Claim” shall mean a claim of (i) an issued and unexpired patent included within the Patent Rights unless the claim has been held unenforceable or invalid by the final, un-reversed, and un-appealable decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or determined to be invalid, unpatentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (ii) a pending patent application within the Patent Rights to the extent the claim continues to be prosecuted in good faith, but not to exceed [ * ] years.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE II

GRANT

2.1 License Grant. Subject to the terms of this Agreement, the INSTITUTIONS hereby grant to LICENSEE and its Affiliates (i) an exclusive worldwide royalty-bearing license under their interest in and to the Patent Rights and (ii) a non-exclusive worldwide royalty-bearing license under the Know-How, with respect to clauses (i) and (ii), to make, have made, use, have used, sell, have sold, offer for sale, import, have imported, export, have exported, develop, have developed, commercialize and have commercialized Licensed Products in the Field of Use (whether alone or in combination with other products or ingredients) throughout the Term hereof in the Territory. LICENSEE acknowledges that on the Effective Date there is not an issued Valid Claim of the Patent Rights in every country in the Territory.

2.2 Notwithstanding any other provisions of this Agreement, the rights granted herein are subject to the right of the INSTITUTIONS and their respective Affiliates to freely practice the Patent Rights and Know-How, provided that INSTITUTIONS will not grant to a commercial third party the same rights granted to LICENSEE to the Patent Rights hereunder. The INSTITUTIONS also reserve the right to permit others at academic, government, and non-profit institutions to use the Licensed Rights for their own internal, non-commercial, and educational research purposes, including teaching and patient care activities. All rights reserved to the United States Government and others under 35 USC §§200-212, as amended, shall remain and shall in no way be affected by this Agreement.

2.3 INSTITUTIONS reserve all rights not expressly granted in the Agreement. The license granted hereunder to LICENSEE shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not included in the Licensed Rights.

2.4 LICENSEE acknowledges that it has been informed that the Patent Rights and Know-How were developed, at least in part, by employees of HHMI and that HHMI has a fully paid-up, non-exclusive, irrevocable, worldwide license to exercise any intellectual property rights with respect to the Patent Rights and Know-How for research purposes, but with no rights to assign or sublicense (the foregoing research license, the “HHMI License”). This Agreement is explicitly made subject to the HHMI License.

2.5 LICENSEE acknowledges that it has been informed that the Patent Rights and Know-How were developed, at least in part, by employees of UB and that UB has a fully paid-up, non-exclusive, irrevocable, worldwide license to exercise any intellectual property rights with respect to the Patent Rights and Know-How for research purposes, but with no rights to assign or sublicense (the foregoing research license, the “UB License”). This Agreement is explicitly made subject to the UB License.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE III

SUBLICENSES

3.1 LICENSEE shall have the unrestricted right to grant Sublicenses of its rights granted under this Agreement, subject to written notice, and a confidential copy of such Sublicense will be provided to INSTITUTIONS with any competitive information redacted unless the redaction of such competitive information would prevent INSTITUTIONS from confirming LICENSEE’s compliance with this Agreement including without limitation LICENSEE’s compliance with any financial provisions. In addition, upon request of an INSTITUTION and solely to permit INSTITUTION to confirm LICENSEE’s compliance with its obligations related to the Sublicense, LICENSEE will make available an unredacted copy of the document in a format in which further reproduction or distribution is disabled, such as electronically through a data room and/or physically through a reading room. LICENSEE agrees that any Sublicenses granted by it shall provide that the obligations to INSTITUTIONS set forth in Articles 2, 4, 6, 7, 8, 9, 10, 12, 13, and 14 and section 18.12 of this Agreement shall be binding upon the Sublicensee as if it were a party to this Agreement. Each sublicensee must be subject to a written agreement that also contains obligations, terms and conditions in favor of HHMI or the HHMI Indemnitees and, as applicable, that are substantially similar to those undertaken by LICENSEE in favor of HHMI or the HHMI Indemnitees, as applicable, under this Agreement and intended for the protection of the HHMI Indemnitees, including, without limitation, the obligations, terms and conditions regarding indemnification, insurance and HHMI’s third party beneficiary status. If a material breach of any of the clauses of the forgoing provision is caused by Sublicensee, INSTITUTIONS shall have the right to require LICENSEE to terminate the Sublicense unless the material breach is cured within sixty (60) days after LICENSEE provides written notice of such material breach to the Sublicensee, provided that INSTITUTIONS agree that if Sublicensee disagrees that there has been a material breach of the Sublicense and implements dispute resolution on that matter, then the cure period shall be tolled during completion of the dispute resolution process.

3.2 Any subcontractor engaged by LICENSEE to perform for LICENSEE any of its rights and obligations under this Agreement (a “Third Party Subcontractor”) shall be party to a written agreement consistent with the terms and conditions of this Agreement, including without limitation, and as applicable, those provisions pertaining to confidentiality, intellectual property rights, regulatory/safety matters, indemnification, insurance and HHMI’s third party beneficiary status. In all cases, LICENSEE remains fully responsible (i) for the performance of its obligations hereunder regardless of whether such performance has been delegated to a Third Party Subcontractor, and (ii) for the actions and conduct of the Third Party Subcontractor in performance of LICENSEE’s obligations.

ARTICLE IV

DILIGENCE

4.1 LICENSEE and its Sublicensees shall use commercially reasonable efforts to develop and commercialize a Licensed Product.

(a) Specifically, the LICENSEE will:

(i) [ * ] within [ * ] of the Effective Date or pay [ * ];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) [ * ] within [ * ] of the Effective Date or pay [ * ] to postpone this diligence milestone and the remaining diligence milestones by [ * ] one time;

(iii) [ * ] within [ * ] of the Effective Date; and

(iv) [ * ] within [ * ] of the Effective Date or pay [ * ] to postpone this diligence milestone by [ * ] one time;

(v) In the event LICENSEE fails to achieve any of the milestones above or make the relevant payment, INSTITUTIONS may treat such failure as a material breach in accordance with Section 16.4, subject to the following. Notwithstanding the above, if INSTITUTIONS determine reasonably and in good faith that the LICENSEE is using commercially reasonable efforts to develop and commercialize Licensed Product(s), INSTITUTIONS will agree to negotiate in good faith with LICENSEE to extend the diligence time requirements by a period not less than [ * ].

LICENSEE shall not be responsible for, and the foregoing periods shall be extended to reflect, circumstances beyond the reasonable control of the LICENSEE. Such circumstances may include technical difficulties or delays in preclinical or clinical studies or regulatory processes.

(b) LICENSEE agrees to give INSTITUTIONS written notice and evidence within [ * ] days of the achievement of each of the milestones set forth in Section 4.1(a) above.

(c) LICENSEE will have delivered to INSTITUTIONS prior to the execution of this Agreement, its detailed business plan for the development of the Licensed Rights, substantially in the form attached hereto as Exhibit D. LICENSEE shall provide similar reports to INSTITUTIONS annually.

(d) LICENSEE will be solely responsible, at LICENSEE’s sole cost and expense, for securing any federal (including FDA), state, or local regulatory approval necessary for commercial sale of Licensed Products (“Regulatory Approval”). INSTITUTIONS will provide reasonable cooperation through providing LICENSEE, upon LICENSEE’s written request and in a timely fashion, with all documentation and information reasonably necessary to secure such Regulatory Approval. LICENSEE shall advise INSTITUTIONS, through annual reports described in Section 4.1(c) above of its program of development for obtaining said approvals.

4.2 If LICENSEE is the subject of an inquiry or inspection by a governmental authority or certification agency in relation to any Licensed Product, LICENSEE will notify INSTITUTIONS as soon as reasonably possible and keep INSTITUTIONS reasonably apprised of the results of such inspection.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE V

PAYMENTS

5.1 INSTITUTIONS acknowledge and agree that all payments to be made under or in connection with this Agreement shall be made to MSK on behalf of INSTITUTIONS, and LICENSEE does not have an obligation to make payments directly to any INSTITUTION other than MSK unless specifically agreed to otherwise by all the Parties in writing. MSK agrees to share such payments with the other INSTITUTIONS as agreed in writing among them and LICENSEE is not responsible therefor. In partial consideration of its rights hereunder, LICENSEE shall pay to MSK in the manner hereinafter provided, until the end of the Term:

(a) License Fee: LICENSEE shall pay to MSK a license issue fee of Fifty Thousand US Dollars (US$50,000) within [ * ] days of execution of this Agreement.

(b) Royalties on Licensed Products:

(x) LICENSEE shall pay to MSK a running royalty equal to [ * ] of the worldwide annual Net Sales of Licensed Products covered by a Valid Claim during the Royalty Term.

(y) LICENSEE shall pay to MSK a running royalty equal to [ * ] of the worldwide annual Net Sale of Licensed Products not covered by a Valid Claim during the Royalty Term.

(i) Such royalties shall be payable for each calendar quarter and shall be due and payable to MSK within [ * ] days after the end of each such calendar quarter.If a Licensed Product is sold in combination with other services or products (“Combination Product”), Net Sales are determined on a country-by-country basis by multiplying the Net Sales by the fraction A / (A + B) wherein “A” is the value of the Net Sales of the Licensed Product in a given country and “B” is the is the net sales of the other service(s) or product(s) of the Combination Product when sold separately during the same calendar quarter in the same country. If there is no substantial data on separate pricing, then the Parties shall agree upon the appropriate allocation of value between the products and services in the Combination Product, such agreement not to be unreasonably withheld.

(ii) Annual minimum royalty payments: LICENSEE shall pay to MSK minimum annual royalties of:

(A) [ * ] on the [ * ] anniversaries of the Effective Date;

(B) [ * ] on the [ * ] anniversaries of the Effective Date;

(C) [ * ] commencing on the [ * ] anniversary of the Effective Date and due and payable on each subsequent anniversary until the end of the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Such minimum royalty payments shall be prorated for the year of issuance. The minimum royalty payments shall be credited against the earned royalty payments due and payable in respect of the same Royalty Year.

(iii) No multiple royalties shall be payable by LICENSEE including without limitation because any Licensed Product, its manufacture, use, lease, sale, import or provision is or shall be covered by more than one of the Licensed Rights granted under this Agreement.

(c) Milestones:

Milestone payments are one time payments that LICENSEE will pay to MSK for each Licensed Product as follows:

(i)	[ * ] upon [ * ];

(ii)	[ * ] upon [ * ];

(iii)	[ * ] upon [ * ];

(iv)	[ * ] upon [ * ].

(v)	[ * ] upon [ * ].

(d) Sharing of Other Consideration: Subject to subsection (e) below, LICENSEE shall pay to MSK a portion of Other Consideration received from a Sublicensee based on the date of receipt as follows:

(i)	[ * ]: [ * ]

(ii)	[ * ]: [ * ]

(iii)	[ * ]: [ * ]

(iv)	[ * ]: [ * ]

(e) If consideration is received by LICENSEE for the sublicense or other transfer of the licenses and rights granted to LICENSEE and the transaction giving rise to such consideration constitutes:

(i)	[ * ] due to MSK under this Agreement.

(ii)	[ * ] due to MSK under this Agreement.

Under no circumstances shall INSTITUTION’S share of Other Consideration be less than [ * ]. Also, in no circumstances shall MSK’s percentage of Other Consideration be less than each other third party(ies) Other Consideration percentage.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2 Payment Terms: Payments shall be due and payable [ * ] days after they are due, paid in United States dollars in New York, NY, or at such other place as MSK may reasonably designate consistent with the laws and regulations controlling in any foreign country, but not in any other currency. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the JP Morgan Chase Bank on the last business day of the Contract Quarter-Year reporting period to which such royalty payments relate. The License Fee due under Section 5.1(a) above and the past patent costs in the amount of $100,254.19 due under Section 7.1 below shall be due and payable within [ * ] days after the Effective Date.

5.3 INSTITUTIONS are not-for-profit, tax-exempt, academic and research medical centers. The LICENSEE agrees that if this Agreement is subject to taxation by any governmental authority, the LICENSEE will cooperate with INSTITUTIONS in its efforts to pay only those taxes legally required by the relevant governmental authority. If any withholdings are to be withheld by the LICENSEE on any payment(s) to be made to MSK pursuant to this Agreement, then the LICENSEE will timely inform MSK of the specific withholdings in order to allow MSK to seek exemption. To the extent available to LICENSEE and relevant to the calculation of amounts due and payable under this Agreement, LICENSEE shall verify the related tax amount and payment, and shall provide:

(i) copies of tax assessments from the requesting tax authority, evidencing the amount of the assessed tax that is to be withheld, and the country and authority to whom it should be paid;

(ii) copies of tax receipts from, and tax declarations filed with, the requesting taxing authority, evidencing that the required amount was paid to the appropriate country and authority;

(iii) any other documentation to satisfy compliance with the LICENSEE’s royalty reporting obligations under this Agreement; and

(iv) any other information MSK, or its auditors, may reasonably request regarding the payment of taxes.

LICENSEE agrees to provide any translations of the foregoing to the extent the original is not in English and a translation was prepared by LICENSEE.

5.4 In the event the royalties set forth in the Agreement are higher than the maximum royalties permitted by the law or regulations of a particular country, then the royalty payable for sales in such country shall equal to the maximum permitted royalty under such law or regulations. Notice of such an event shall be provided to MSK. An authorized representative of the LICENSEE shall notify MSK, in writing, within [ * ] days of discovering that such royalties are approaching or have reached the maximum amount, and shall provide MSK with written documentation regarding the laws or regulations establishing such maximum, and a translation into English.

5.5 Interest: LICENSEE shall pay to MSK interest on any amounts not paid when due. Such interest will accrue from the [ * ] day after the payment was due and payable at an annual

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

rate of [ * ] or the highest interest rate permitted by law, whichever is lower. The interest payment will be due and payable on the first day of each calendar month after interest begins to accrue, until full payment of all amounts due and payable MSK is made. MSK rights to receive such interest payments shall be in addition to any other rights and remedies available to MSK.

ARTICLE VI

REPORTS AND RECORDS

6.1 LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to MSK hereunder. Said books and records shall include, but not be limited to: Invoice registers and original invoices, product sales analysis reports, accounting general ledgers, sub-license and distributor agreements, price lists, product catalogs and marketing materials, audited financial statements and/or income tax returns, sales tax returns, inventory and production records and shipping documents. Said books and records shall be maintained for a period of no less than [ * ] years following the period to which they pertain. Such records shall include original data files used to prepare the submitted royalty reports for the term of this Agreement, and at least annually, MSK or their agents shall have the right once per year upon written notice to inspect such books and records for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement. Such inspections shall be during normal working hours of LICENSEE. Should such inspection lead to the discovery of an underpayment of greater than [ * ] of the amount owed for the relevant calendar year, LICENSEE agrees to pay all costs for the inspection, in addition to repaying the underpayment with interest.

If the audit determines an error that is due to misinterpretation of the license agreement language or if the error results from the application of an incorrect accounting or clerical methodology, LICENSEE shall be entitled to correct such errors without penalty. Any additional royalties due from the correction of errors from the prior periods will not be subject to late payment interest as called for in Article 5 of the Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.2 Commercialization Reports: LICENSEE, within [ * ] days of the end of each Contract Quarter-Year beginning after First Commercial Sale of a Licensed Product, shall deliver to MSK true and accurate reports setting forth the Net Sales for the prior Contract Quarter-Year. The reports shall include at least the following information, to be itemized per Licensed Product and/ or Licensed Service by country of sales origin:

(a)	Extended sales dollars;

(b)	Royalty rate;

(c)	Extended royalty dollars due;

(d)	the portion of Net Sales that was received from Sublicensees; and

(e)	any Other Consideration received in the prior quarter.

6.3 With each such report submitted, LICENSEE shall pay to MSK the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report. In addition, LICENSEE shall also submit annually a report summarizing LICENSEE’s research, development, commercialization and other business progress during the prior year that relates to Licensed Products, and its projections of activity anticipated for the next year.

6.4 Milestone payments shall be reported and paid when due.

6.5 LICENSEE agrees to forward to MSK a copy of all fully executed Sublicense agreements and any reports received by LICENSEE from its sublicensees during the preceding Royalty Year (to the extent required under Section 3.1 hereof).

ARTICLE VII

PATENT PROSECUTION

7.1 Patent Cost Reimbursement. LICENSEE shall reimburse during the term of the Agreement reasonable out-of-pocket expenses borne by INSTITUTIONS for filing, prosecuting and maintaining Patent Rights through an independent third-party counsel of INSTITUTIONS’ choice, reasonably acceptable to LICENSEE. LICENSEE shall reimburse INSTITUTIONS for all historic patent costs related to the Patent Rights within [ * ] days of the Effective Date.

7.2 INSTITUTIONS shall diligently file, prosecute, protect, and maintain the Patent Rights in the United States and in such countries as are determined by INSTITUTIONS and agreed to by LICENSEE or as may be designated by LICENSEE in a written notice to INSTITUTIONS within a reasonable time in advance of the required foreign filing dates, using independent third-party counsel. If LICENSEE does not agree to bear the expense of filing or maintaining patent applications in any foreign countries in which INSTITUTIONS wish to obtain patent protection, then INSTITUTIONS may file and prosecute such applications at its own expense and any license granted hereunder shall exclude such countries. If LICENSEE requests filings in additional countries or jurisdictions, INSTITUTIONS shall comply at LICENSEE’s cost.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.3 LICENSEE shall have the opportunity to advise and cooperate with INSTITUTIONS in the prosecution, filing and maintenance of such patents. INSTITUTIONS shall provide LICENSEE with copies of all relevant patent prosecution documentation so that LICENSEE may be informed and to give LICENSEE reasonable opportunity to advise INSTITUTIONS on the continuing prosecution, and LICENSEE agrees to keep this documentation confidential.

7.4 Patent counsel remains counsel to INSTITUTIONS with an appropriate contract (and shall not jointly represent LICENSEE unless mutually agreed to in writing by the Parties).

7.5 The Parties agree that they share a common legal interest in obtaining valid, enforceable patents and that LICENSEE will maintain confidential all information received pursuant to this Article 7.

7.6 In the event INSTITUTIONS license Patent Rights to third party(ies), INSTITUTIONS shall notify LICENSEE and patent expenses described above shall be shared among the Patent Right licensees according to the rights granted to each licensee.

ARTICLE VIII

INFRINGEMENT

8.1 Monitoring. LICENSEE shall use commercially reasonable efforts to monitor third party infringement of the Patent Rights in the Field of Use. LICENSEE shall keep INSTITUTIONS timely informed of any activities by LICENSEE in regard hereto

8.2 Actions. Each Party shall inform the other promptly in writing of any alleged commercially material infringement of the Patent Rights by a third party, and of any available evidence thereof. This Section sets forth the parties’ right of enforcement and defense in relation to the Patent Rights.

(a) First Right. LICENSEE (and its Sublicensees) shall have the first right, but not the obligation, to control the conduct and resolution of any adversarial legal proceeding relating to the Patent Rights (including without limitation any declaratory judgment action, patent infringement action or opposition) during the Term and will be responsible for all expenses related thereto. INSTITUTIONS shall join in any such action, at LICENSEE’s request and expense.

(b) Secondary Right. If LICENSEE does not wish to exercise either of the foregoing rights in (a), LICENSEE shall provide INSTITUTIONS with written notice no later than [ * ] calendar days after receipt of notification of alleged infringement, that LICENSEE declines such right, and after receiving such notice, INSTITUTIONS shall have the secondary right to undertake such infringement action or defend against such challenge and will in that case be responsible for all expenses related thereto. INSTITUTIONS are not obligated to take part.

8.3 Cooperation. To the extent either Party (or its Sublicensees) conducts any legal proceedings in relation to the enforcement or defense of Patent Rights in the Field of Use, it shall keep the other Party reasonably informed of such proceedings. The other Party shall cooperate in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

all respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like at the expense of the requesting party. Notwithstanding anything to the contrary: (a) in any action conducted by INSTITUTIONS, INSTITUTIONS may use the name of LICENSEE as party plaintiff, and LICENSEE will join any such action as may be requested by INSTITUTIONS; (b) in any action conducted by LICENSEE, LICENSEE may affect joinder of INSTITUTIONS, if INSTITUTIONS are indispensable or necessary parties under the applicable law; and (c) no settlement, consent judgment or other voluntary final disposition of any action by LICENSEE that admits or impairs the invalidity or unenforceability of the Patent Rights may be entered into without the prior written consent of INSTITUTIONS, which consent shall not unreasonably be withheld.

8.4 Costs and Recoveries. All costs of any action by either Party to enforce, or to defend against a challenge to, the Patent Rights shall be borne by such party, which shall keep any sums recovered or obtained in connection therewith (whether as damages, reasonable royalties, license fees, or otherwise in judgment or settlement derived therefrom), except that in the case of actions commenced by LICENSEE, the excess of such recoveries after payment of reasonable costs and expenses shall be treated as Net Sales subject to INSTITUTIONS’ rights under this Agreement to collect royalties thereon. For the avoidance of doubt, LICENSEE may not otherwise deduct, from Net Sales payable on such overage any portion of LICENSEE’S internal costs or expenses related to any investigation, enforcement, defense, judgment or settlement of any such actions.

8.5 Third Party Patents. In the event LICENSEE is sued for patent infringement or, threatened with such suit, it shall promptly notify INSTITUTIONS. If LICENSEE is permanently enjoined from exercising its license rights granted hereunder LICENSEE may terminate this Agreement upon [ * ] days prior written notice to INSTITUTIONS. In any such action, LICENSEE shall be fully responsible for all its costs, including expenses, judgments and settlements.

8.6 Patent Challenges by LICENSEE. LICENSEE will provide written notice to INSTITUTIONS at least [ * ] months prior to LICENSEE or any of its Affiliates bringing any legal proceeding to challenge the validity or enforceability any claim included in the Patent Rights (a “Patent Challenge”), including: (a) stating the basis for such Patent Challenge; and (b) providing a copy of all relevant prior art or other materials used as the basis for such Patent Challenge. In the event that LICENSEE brings a Patent Challenge: (i) INSTITUTIONS may at any time thereafter terminate this Agreement upon written notice to LICENSEE; (ii) during pendency of the Patent Challenge, all license fees, milestone payments and royalties due under this Agreement will be doubled; and (iii) in the event of an unsuccessful Patent Challenge by LICENSEE, (A) LICENSEE shall reimburse INSTITUTIONS for all reasonable costs and attorney fees that INSTITUTIONS incurs in connection with such Patent Challenge, and (B) starting on the date (if at all) that the Patent Challenge is determined to be Unsuccessful, all license fees, milestone payments and royalty rates due as per this Agreement will be trebled. As used herein, “Unsuccessful” means that, upon the conclusion of the action before the court or other governmental authority in which the Patent Challenge was brought, LICENSEE failed to obtain a judgment that all of the patent claims within the Patent Challenge were invalid or unenforceable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE IX

CONFIDENTIALITY

Each Party agrees that Confidential Information of the other Party disclosed to it or to its employees under this Agreement shall for [ * ] years after the Term:

(a) be used only in connection with the legitimate purposes of this Agreement;

(b) be disclosed only to those who have a need to know it in connection with the Agreement; and

(c) be safeguarded with the same care normally afforded confidential information in the possession, custody or control of the party holding the Confidential Information but no less than reasonable.

(d) not be disclosed, divulged or otherwise communicated except with the express written consent of the disclosing party.

The foregoing shall not apply when, after and to the extent the Confidential Information disclosed:

(i) can be demonstrated to have been in the public domain prior to the date of the disclosure; or

(ii) enters the public domain through no fault of the receiving party; or

(iii) was already known to the receiving party at the time of disclosure as evidenced by written records in the possession of the receiving party prior to such time; or

(iv) was subsequently received by the receiving party in good faith from a third party without breaching any confidential obligation between the third party and the disclosing party; or

(v) was independently developed, as established by tangible evidence, by the receiving party without reference to information or material provided by the disclosing party; or

(vi) is required to be disclosed for minimal compliance with court orders, statutes or regulations or INSTITUTIONS’ audits for compliance with such regulatory requirements, provided that prior to any such disclosure to the extent reasonably practicable, the party from whom disclosure is sought shall promptly notify the other party and shall afford such other party the opportunity to challenge or otherwise lawfully seek limits upon such disclosure of Confidential Information.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE X

INDEMNIFICATION, PRODUCT LIABILITY

10.1 LICENSEE will indemnify, defend and hold harmless (and cause its sublicensees to so indemnify, defer and hold harmless) INSTITUTIONS and their respective trustees, directors, officers, medical and professional staff, employees, students, and agents and their respective successors, heirs, and assigns (each an “Indemnitee”), against all third party claims and expenses (including legal expenses and reasonable attorney’s fees) arising out of the death of or injury to any person or persons, or out of any damage to property, against any infringement or misappropriation of intellectual property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption, or advertisement of Licensed Products hereunder or from a breach by LICENSEE of any of its representations, warranties or obligations under this Agreement, provided however, that LICENSEE will not be obligated to indemnify, defend and hold harmless any Indemnitee against any claim, proceeding, demand, expense, or liability to the extent it arises out of, results from, or is increased by (a) the material breach of this Agreement by INSTITUTIONS, or (b) INSTITUTIONS’ gross negligence or willful misconduct. The Indemnitee will promptly give notice to LICENSEE of any claims or proceedings which might be covered by this Section 10.1 and LICENSEE will have the right to defend the same, including selection of counsel and control of the proceedings; provided that LICENSEE will not, without the written consent of the Indemnitee, settle or consent to the entry of any judgment with respect to such third party claims (i) that does not release the Indemnitee from all liability with respect to such third party claim, or (ii) which may materially adversely affect the Indemnitee or under which the Indemnitee would incur any obligation or liability, other than one as to which LICENSEE has an indemnity obligation hereunder. INSTITUTIONS agree to cooperate and provide reasonable assistance to such defense at LICENSEE’s expense. INSTITUTIONS at all times reserve the right to select and retain counsel of its own at its own expense to defend INSTITUTIONS’s interests.

10.2 For the term of this Agreement, upon the commencement of clinical use, production, sale, or transfer, whichever occurs first, of any Licensed Product, LICENSEE shall obtain and carry in full force and effect general liability insurance that shall protect LICENSEE, INSTITUTIONS, and HHMI in regard to events covered by Section 10.1 above and Section 10.4 below. Such insurance shall be written by a reputable insurance company, shall list INSTITUTIONS and HHMI as an additional named insured thereunder, shall be endorsed to include liability coverage, and shall provide [ * ] days’ prior notice to INSTITUTIONS prior to any cancellation or material change that would result in LICENSEE’s coverage being less than the coverage required by this provision. The limits of such insurance shall not be less than two million dollars ($2,000,000) per occurrence with an annual aggregate of five million dollars ($5,000,000) for personal injury, death or property damage. LICENSEE shall provide INSTITUTIONS with Certificates of Insurance evidencing the same and provide INSTITUTIONS with prior written notice of any material change in or cancellation of such insurance.

10.3 This Agreement and the licenses granted herein shall immediately and automatically terminate without notice in the event LICENSEE or its Sublicensees or other party acting under authority of LICENSEE, fails to obtain the insurance required under Section 10.2, or if the insurance lapses or is cancelled. A termination occurring under this paragraph shall occur

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and become effective at the time such insurance coverage ends or becomes required and is not obtained, and LICENSEE or its Sublicensees shall then have no right to complete production and sale of Licensed Products. Nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Notwithstanding the foregoing, in the [ * ] month period subsequent to the date of such an automatic termination of this Agreement by operation of this paragraph, to the extent that such rights are still available for licensing, LICENSEE shall have the right to reinstate the effectiveness of this Agreement by obtaining the required insurance, whereupon this Agreement shall automatically become effective as of the date of reinstatement of said insurance, and shall remain in full force and effect without any further action of the parties.

10.4 HHMI and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by LICENSEE from and against any liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) based upon, arising out of, or otherwise relating to any third-party claim (collectively, “Claims”), based upon, arising out of, or otherwise relating to this Agreement or any sublicense, including without limitation any cause of action relating to product liability. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee. Notwithstanding any other provision of this Agreement, Company’s obligation to defend, indemnify and hold harmless the HHMI Indemnitees under this paragraph will not be subject to any limitation or exclusion of liability or damages or otherwise limited in any way.

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

11.1 Representations and Warranties of LICENSEE

(a) LICENSEE hereby represents and warrants to INSTITUTIONS that as of the Effective Date, to its knowledge, the execution and performance of LICENSEE’s obligations under this Agreement does not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by LICENSEE to any third party.

(b) LICENSEE hereby represents, warrants and covenants to INSTITUTIONS that all Licensed Products produced under the licenses granted herein will be manufactured in all material respects in accordance with applicable federal, state and local laws, rules and regulations, including, without limitation, in all material respects in accordance with all applicable rules and regulations of the FDA.

(c) LICENSEE hereby represents and warrants to INSTITUTIONS that LICENSEE is a corporation duly organized, validly existing and in good standing and has all requisite corporate power and authority to execute and deliver this agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2 Representations and Warranties of INSTITUTIONS

(a) INSTITUTIONS hereby represent and warrant to LICENSEE that to the best of the INSTITUTIONS’ knowledge, they are the sole owners of the Patent Rights and, as of the Effective Date, to the best of INSTITUTIONS knowledge, there is no pending or threatened infringement claim related to any of the Patent Rights granted hereunder. INSTITUTIONS have the right to grant LICENSEE all the rights granted hereunder and have paid, and will pay, in full any amounts due to any relevant inventors in consideration of the PATENT RIGHTS, including any required to be paid under applicable law.

11.3 Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, INSTITUTIONS MAKE NO REPRESENTATIONS, NO WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY OF LICENSED RIGHTS, CLAIMS ISSUED OR PENDING OR THAT THE MANUFACTURE, SALE OR USE OF THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFIT, FROM ITS PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE XII

EXPORT CONTROLS

It is understood that INSTITUTIONS are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. INSTITUTIONS neither represent that a license shall not be required nor that, if required, it shall be issued.

ARTICLE XIII

NON-USE OF NAMES

Neither Party shall use the name of the other Party, nor of any of their employees, nor any adaptation thereof, in any press release, advertising, promotional or sales literature without prior written consent obtained from the other Party in each case. During and after the term of this Agreement, neither Party shall utilize or register any trademark, service mark, tradename, or other trade identifier of the other Party, or that contains (in whole or in part) or is confusingly

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

similar to the foregoing, or is a translation of any of the foregoing, without the prior express written consent of the other Party. Notwithstanding the above, each Party may freely disclose in the ordinary course of business (but not in a press release, except with prior approval) that it has entered into this Agreement. LICENSEE acknowledges that under HHMI policy, LICENSEE may not use the name of HHMI or of any HHMI employee (including Dr. Tuschl) in a manner that reasonably could constitute an endorsement of a commercial product or service; but that use for other purposes, even if commercially motivated, is permitted provided that (1) the use is limited to accurately reporting factual events or occurrences, and (2) any reference to the name of HHMI or any HHMI employees in press releases or similar materials intended for public release is approved by HHMI in advance.

ARTICLE XIV

PUBLICATION

LICENSEE recognizes and accepts that under INSTITUTIONS’ mission as academic medical centers, INSTITUTIONS and their investigators must have a meaningful right to publish without LICENSEE’s approval or editorial control. INSTITUTIONS reserve the right to publish the scientific findings from research related to Licensed Rights.

ARTICLE XV

ASSIGNMENT

No party may assign or delegate any or all of its rights or obligations under this Agreement, or transfer this Agreement, without the prior written consent of the other party, except that (a) either party shall have the right to assign any of its rights, delegate any of its obligations, or transfer this Agreement without such consent (i) to an Affiliate or (ii) as part of a merger or acquisition or other transfer of all or substantially all of the assets of its business to which this Agreement pertains, and (b) INSTITUTIONS may without consent of LICENSEE freely assign all or any portion of the payments due under this Agreement to a Third Party. Additionally, LICENSEE shall, on written prior consent of INSTITUTIONS (such consent not to be unreasonably withheld or delayed), be permitted to assign this Agreement in connection with the sale or transfer of a limited portion of its business to which this Agreement pertains. Any assignment, delegation or transfer by any party without the consent of the other party shall be void and of no effect.

ARTICLE XVI

TERMINATION

16.1 Term. This Agreement commences on the Effective Date and shall remain in effect, until the end of the Royalty Term in all countries in the Territory, as provided in Section 1.13 unless sooner terminated in accordance with the provisions herein. After expiration of this Agreement or the valid termination of this Agreement by LICENSEE pursuant to Section 16.5, the licenses granted to LICENSEE hereunder shall survive and are hereby fully paid.

16.2 Bankruptcy or Cessation/Enjoinder of Business. INSTITUTIONS may terminate this Agreement upon written notice to LICENSEE if: (a) a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for sixty (60) days; (b)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSEE makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of a thirty (30) day period; (c) LICENSEE ceases to do business; or (d) if the enactment of any law, decree, or regulation, or the issuance of any order (including, but not limited to, an injunction), by any governmental authority renders it impracticable or impossible for LICENSEE to perform any of its obligations hereunder.

16.3 Nonpayment. If LICENSEE fails to pay INSTITUTIONS fees, royalties, ongoing patent expenses or other amounts payable hereunder, and, following receipt of notice from INSTITUTIONS of such failure, such payments remain past due for more than [*] days after the date due and payable, and LICENSEE fails to pay any amounts [*], INSTITUTIONS shall have the right to terminate this Agreement on [*] days’ prior written notice, unless LICENSEE pays to INSTITUTIONS within the [*] day notice period, all fees, royalties and patent expenses, together with any interest due and payable thereon, [*].

16.4 Breach. In addition to any other termination right specified in this Agreement, either party may terminate this Agreement upon ninety (90) days’ written notice (specifying the breach to be cured and demanding it be cured) to the other party, if such other party materially breaches a provision of this Agreement, unless LICENSEE cures any such breach prior to the expiration of the ninety (90) day period; or

16.5 Termination by LICENSEE. LICENSEE may terminate this Agreement, in whole or in part, without cause on thirty (30) days’ notice to INSTITUTIONS.

16.6 Product Sell Off. In the event of termination of this Agreement other than by INSTITUTIONS pursuant to Section 16.4, LICENSEE and its Sublicensees shall have the right for [ * ] months thereafter to dispose of all Licensed Products then in its inventory, contingent upon LICENSEE: (a) providing to INSTITUTIONS an inventory identifying the volumes of Licensed Products on hand with LICENSEE that were manufactured or in process prior to the termination date, certified and signed by an officer of the LICENSEE; and (b) continuing to submit all reports and make all payments (including, without limitation, royalties) that would have been required in accordance with this Agreement, if this Agreement had not terminated.

16.7 [*]. The Parties shall negotiate all matters of joint concern in good faith, with the intention of resolving issues between them in a mutually satisfactory manner. If a disagreement between the Parties cannot be resolved through informal discussions, it shall be deemed a “Dispute” upon one party (the “Declaring Party”) declaring, by the delivery of a written notice (the “Notice”) to the other party, that a Dispute exists. The Notice shall specify the nature and cause of the Dispute and the action that the Declaring Party deems necessary to resolve the Dispute. Following receipt of the Notice, the parties shall use good faith efforts to resolve the Dispute, including making personnel with appropriate decision-making authority available to the other Party to discuss resolution of the Dispute. If a Dispute is not resolved within [ * ] days of the date of the Notice, then the Declaring Party and the other Party shall resolve the Dispute in accordance with the [*] procedures below. The Parties agree that [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.8 Effect on Sublicensees. All sublicenses, and rights of Affiliates and Sublicensees, will terminate as of the effective date of termination of this Agreement, provided, however, that if at the effective date of termination any Sublicensee is in good standing with regard to its obligations under its Sublicense and agrees to assume the applicable obligations of LICENSEE hereunder, then, at the request of the Sublicensee, such Sublicense shall survive such termination or expiration of this Agreement and be assigned to INSTITUTIONS; provided, in such case the obligations of INSTITUTIONS to Sublicensee shall not exceed the obligations of INSTITUTIONS to LICENSEE under the Agreement and obligations of Sublicensee to INSTITUTIONS shall not exceed the obligations of LICENSEE to INSTITUTIONS under the Agreement.

16.9 Survival. Upon any expiration or termination of this Agreement, the following shall survive:

(a) any provision expressly indicated to survive, such survival to extend for the period indicated or indefinitely, or if no survival period is indicated;

(b) any liability which any Party has accrued prior to expiration or termination;

(c) LICENSEE’s reporting and payment obligations for activities occurring prior to expiration or termination or after termination); and

(d) ARTICLE 1 (entitled Definitions), ARTICLE 9 (entitled Confidentiality), ARTICLE 10 (entitled Indemnification, Product Liability), ARTICLE 11 (entitled Representation, Warranties and Disclaimers), ARTICLE 13 (entitled Non-Use of Names), ARTICLE 17 (entitled Notices and Other Communications), and ARTICLE 18 (entitled Miscellaneous Provisions) and Sections 11.3 (entitled Disclaimer), 16.8 (entitled Effect on Sublicensees), 16.9 (entitled Survival), and 18.12 (entitled HHMI Third-Party Beneficiary).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE XVII

NOTICES AND OTHER COMMUNICATIONS

Except for payments, each notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

In the case of MSK:

Memorial Sloan Kettering Cancer Center

Office of Technology Development

If by mail:

1275 York Ave., Box 524

New York, NY 10065

If by courier:

600 Third Avenue, 16th floor

New York, NY 10016

Attn: Vice President, Technology Development

Tel: [ * ] (not for notice)

Fax: [ * ] (not for notice)

With copies to:

Memorial Sloan Kettering Cancer Center

Office of General Counsel

If by mail:

1275 York Ave.

New York, NY 10065

If by courier:

1275 York Ave.

New York, NY 10065

Attn: General Counsel

Tel: [ * ] (not for notice)

Fax: [ * ] (not for notice)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In the case of LICENSEE:

Aduro Biotech, Inc.

626 Bancroft Way, 3C

Berkeley, California 94710

Attention: CEO and President

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

18.1 Governing Law; Disputes. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without giving effect to any choice/conflict of law principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was filed or granted. Disputes arising from this Agreement shall be resolved as set forth in Section 16.7.

18.2 Assignment. No party may assign or delegate any or all of its rights or obligations under this Agreement, or transfer this Agreement, without the prior written consent of the other party, except that (a) either party shall have the right to assign any of its rights, delegate any of its obligations, or transfer this Agreement without such consent (i) to an Affiliate or (ii) as part of a merger or acquisition or other transfer of all or substantially all of the assets of its business to which this Agreement pertains, and (b) INSTITUTIONS may without consent of LICENSEE freely assign all or any portion of the payments due under this Agreement to a Third Party. Any assignment, delegation or transfer by any party without the consent of the other party shall be void and of no effect.

18.3 Severability. Except to the extent a provision is stated to be essential, or otherwise to the contrary, the provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

18.4 Marking. LICENSEE agrees to legibly mark the Licensed Products (and packaging, marketing materials, package inserts, patient information leaflets, and other documentation therefore) sold in the United States with all applicable United States patent numbers, and other notices relating to INSTITUTIONS’ Patent Rights, such markings and notices to be in accordance with any written guidelines that may be provided by INSTITUTIONS from time to time. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform to the patent laws and practice of the country of manufacture or sale. In connection with such patent marking, LICENSEE shall also include a statement that the Licensed Product is made under license from INSTITUTIONS.

18.5 Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

18.6 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

18.7 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party to the extent such the failure arises from circumstances outside the reasonable control of the party, which may include war, strike, fire, act of God, earthquake, flood, lockout, embargo, governmental or regulatory acts or orders or restrictions (except if imposed due to or resulting from the party’s violation of law or regulations), market disruptions, recession, depression, monetary controls, and failure of suppliers; provided, however, that the affected party is using reasonable efforts to bring about an end to the force majeure or to mitigate its effects, to the extent such efforts are possible and commercially reasonable. In connection therewith, in no event shall a party be required to settle any labor dispute or disturbance.

18.8 Further Assurances. At any time or from time to time on and after the date of this Agreement, INSTITUTIONS shall at the written request of LICENSEE execute, and deliver or cause to be delivered, all such consents, documents or further instruments required by law to register or confirm the licenses granted in this Agreement.

18.9 Entire Agreement. This Agreement, including its attachments and exhibits (which attachments and exhibits are incorporated herein by reference), constitutes the entire understanding among and between the parties with respect to the subject matter hereof, and supersedes all prior agreements and communications, whether written, oral or otherwise. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

18.10 Relationship between the Parties. The relationship between the parties under this Agreement is that of independent contractors. Nothing contained in this Agreement shall be construed to create a partnership, joint venture or agency relationship between any of the parties. No party is a legal representative of any other party, and no party can assume or create any obligation, liability, representation, warranty or guarantee, express or implied, on behalf of another party for any purpose whatsoever.

18.11 Construction and Interpretation. Words (including defined terms) denoting the singular shall include the plural and vice versa. The words “hereof”, “herein”, “hereunder” and words of the like import when used in this Agreement shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. The term “include” (and any variant thereof), and the giving of examples, shall not be construed as terms of limitation unless expressly indicated by the context in which they is used. The headings in this Agreement shall not affect its interpretation. Except as expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise. Each of the parties has had an opportunity to consult with counsel of its choice. Each provision of this Agreement shall be construed without regard to the principle of contra proferentum. If any provision of this Agreement is held to be invalid or unenforceable the validity of the remaining

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provisions shall not be affected. The parties shall replace the invalid or unenforceable provision by a valid and enforceable provision closest to the intention of the parties when signing this Agreement. This Agreement was negotiated, and shall be construed and interpreted, exclusively in the English language.

18.12 HHMI Third-Party Beneficiary. HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

LICENSEE		MEMORIAL SLOAN KETTERING CANCER CENTER

By:	/s/ Gregory W. Schafer	By:	/s/ Gregory Raskin
Name:	Gregory W. Schafer	Name:	Gregory Raskin, MD
Title:	COO	Title:	Vice President
Technology Development

Date:	December 18, 2014	Date:	December 18, 2014

THE ROCKEFELLER UNIVERSITY

By:	/s/ Kathleen A. Deni
Name:	Kathleen A. Denis, Ph.D.
Title:	Associate VP, Technology Transfer

Date:	December 19, 2014

RUTGERS UNIVERSITY

By:	/s/ S. David Kimball
Name:	S. David Kimball
Title:	Associate Vice President, Research Commercialization

Date:	12/22, 2014

THE UNIVERSITY OF BONN

By:	/s/ Rüdiger Mull
Name:	Rüdiger Mull
Title:	Rheinische
Friedrich-Wilhelms-Universität
Der Kanzler

Date:	December 19, 2014

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Patent Rights

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1

Exhibit B

“Know-How” Related to Licensed Cyclic Dinucleotide (CDN) Structures

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

C-1

Exhibit C

Aduro Proprietary Cyclic Dinucleotide Structures

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

C-2

Exhibit D

Development Plan

<8 pages omitted>

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

C-3